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                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 ABN AMRO FUNDS
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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FUNDFACTS LETTER

Dear Shareholder:

         By now you should have received your proxy solicitation materials recommending the approval of several proposals relating to the sale of ABN AMRO's U.S. proprietary mutual fund business to Highbury Financial Inc. Aston Asset Management, a subsidiary of Highbury, will assume responsibility as investment advisor to your Fund and will be accountable for the day-to-day administration and marketing of the Fund and will, in most cases, delegate investment management responsibility to your current investment adviser or subadviser. As a result, Montag & Caldwell, Veredus, TAMRO, River Road, MFS and Optimum will continue to be responsible for the investment management of all of the existing equity funds that they currently manage for our fund group. In addition, ABN AMRO Asset Management will continue as the investment adviser or subadviser to the Real Estate, High Yield, Growth and Money Market Fund portfolios. The only changes will be the replacement of ABN AMRO Asset Management by Taplin, Canida and Habacht as manager of the Bond and Investment Grade Bond Funds and the fixed income component of the ABN AMRO Balanced Fund and by McDonnell Investment Management as manager of the Municipal Bond Fund.

         The proxy also contains a manager of managers proposal for each Fund that would permit the Board of Trustees to hire and replace subadvisers and to modify subadvisory agreements without shareholder approval.

         As Chairman of the Board of Trustees of the ABN AMRO Funds, I voted in favor of recommending this course of action, and as a shareholder, I intend to vote my proxy in favor of the proposals. My reasons for voting in favor are as follows:

         1. The proposed retention of all of the equity managers as subadvisers to the Funds.

         2. The anticipated retention of substantially all of the ABN AMRO personnel responsible for the day-to-day operations of the Funds.

         3. The maintenance of contracts other service providers to the Trust including the administrator and transfer agent.

         4.  The agreement of our Independent Trustees to remain as trustees.

         5. The agreement to leave current advisory fee rates unchanged for each Fund after the transaction.

         6. The quality of our proposed new fixed income subadvisers, Taplin, Canida and Habacht and McDonnell Investment Management.

         Change is a constant in business and can frequently be disruptive to shareholders and employees. It is to the credit of ABN AMRO, Highbury and your Funds' Board of Trustees that the proposed transaction should be to the benefit of our shareholders, our investment managers and our employees. Please join me in voting your proxy in favor of the proposals.

Sincerely,

/s/ Stuart Bilton

Stuart Bilton, Chairman
ABN AMRO Funds